Exhibit 4.3

HUT 8 MINING CORP.

EMPLOYEE SHARE PURCHASE PLAN

1.            Purpose of the Plan

1.1	The purpose of the Plan is to encourage Employees of the Corporation and its Subsidiaries to participate in the growth and development of the Corporation and its Subsidiaries by providing such persons with the opportunity, through share purchases, to acquire an increased proprietary interest in the Corporation.

2.            Definitions

2.1	Where used herein, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

(a)	"Administrative Agent" means the administrative agent appointed by the Corporation under this Agreement, initially being Computershare Trust Company of Canada;

(b)	"Associate" has the meaning ascribed thereto in Subsection 1(1) of the Securities Act (Ontario) (as amended from time to time);

(c)	"Blackout Period" means a "Blackout Period" contemplated in the Insider Trading Policy, which, for the sake of clarity, will include both quarterly Blackout Periods and other non-scheduled Blackout Periods, as determined by the Corporation from time to time;

(d)	"Board" means the board of directors of the Corporation;

(e)	"Business Day" means any day on which the Exchange is open for business;

(f)	"Calendar Year" means a period of twelve consecutive months ending on December 31st of each year;

(g)	"Contribution Period" means the period beginning on any Purchase Date (or upon initial enrollment in the Plan) and ending on the day preceding the next Purchase Date, with the duration of such period to be determined, from time to time, between the Corporation and the Administrative Agent and communicated to Participating Employees upon enrollment in the Plan or upon any changes thereto;

(h)	"Corporation" means Hut 8 Mining Corp. and any successor or continuing corporation resulting from the amalgamation of the Corporation and any other corporation, or resulting from any other form of corporate reorganization;

(i)	"Earnings" means the basic salary or compensation received by an Employee, including overtime pay, before payroll deductions for taxes or other applicable withholdings, but does not include any cash bonus, profit sharing, incentive pay, shift premiums, commissions, allowances, equity-based incentives, or other special compensation payments;

(j)	"Employee" means a full-time or part-time employee of the Corporation or its Subsidiaries who has made or is entitled to make contributions to the Plan in accordance with the provisions of the Plan;

(k)	"Employee Shares" means any Shares purchased by the Administrative Agent and held by the Administrative Agent or Trustee, as applicable, on behalf of the Participating Employee in accordance with the terms of the Plan, and includes any shares or securities of the Corporation into which such shares are changed, classified, reclassified, subdivided, consolidated or converted;

(l)	"Employer Contributions" means contributions made by the Corporation or a Subsidiary for the benefit of a Participating Employee under this Plan, and for greater certainty, any Employer Contributions made hereunder shall be made by the entity (which may be the Corporation or a Subsidiary) which is the employer of the Participating Employee at the time of such Employer Contribution;

(m)	"Exchange" means The Toronto Stock Exchange;

(n)	"Group RRSP" means the Group RRSP, if established by the Corporation, as sponsor, and the RRSP Trustee, as trustee, pursuant to which RRSP Accounts are maintained, on the instructions of individual Participating Employees in accordance with Section 4;

(o)	"Group TFSA" means the Group TFSA, if established by the Corporation, as sponsor, and the TFSA Trustee, as trustee, pursuant to which TFSA Accounts are maintained, on the instructions of individual Participating Employees in accordance with Section 4;

(p)	"Insider" means a "reporting insider" as that term is defined in National Instrument 55-104 – Insider Reporting Requirements and Exemptions and includes associates and affiliates (as such terms are defined in Part 1 of the Toronto Stock Exchange Company Manual) of such "reporting insider";

(q)	"Insider Trading Policy" means the Corporation's Insider Trading Policy dated March 5, 2018 (as it may be amended or supplemented from time to time);

(r)	"Market Price" the VWAP on the Exchange for the five trading days immediately preceding the date on which Shares are purchased hereunder;

(s)	"Personal Account" means the account maintained for record keeping purposes by the Administrative Agent in the name of a Participating Employee for Employer Contributions and Personal Contributions in respect of such Participating Employee, and which may be comprised of one or more of an RRSP Account, a TFSA Account, and a standard Personal Account;

(t)	"Personal Contributions" means the contributions made by a Participating Employee under this Plan;

(u)	"Participating Employee" means any Employee who has elected to participate in the Plan in the manner provided in Section 4;

(v)	"Plan" means this "Employee Share Purchase Plan", as amended, restated or supplemented from time to time;

(w)	"Purchase Date" means the applicable date that the Administrative Agent purchases Shares in accordance with Section 8.3;

(x)	"Qualified Investment" means any property which is a "qualified investment", within the meaning of the Tax Act, for trusts governed by an RRSP or a TFSA;

(y)	"RRSP" means a trust governed by a registered retirement savings plan established under the Tax Act;

(z)	"RRSP Account" means an account of a Participating Employee in the Group RRSP, if such Group RRSP is established, which tracks all of the Participating Employee's Personal Contributions and Employer Contributions made by or for the benefit of such Participating Employee to his or her account in the Group RRSP, and Shares purchased within such account;

(aa)	"RRSP Trustee" means such trust company as may from time to time be appointed by the Board to act as trustee for the Group RRSP, if such Group RRSP is established;

(bb)	"Share" or "Shares" means, as the case may be, one or more common shares of the Corporation;

(cc)	"Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more full-time employees, directors, officers, insiders, service providers or consultants of the Corporation or a Subsidiary including a share purchase from treasury by a full-time employee, director, officer, insider, service provider or consultant which is financially assisted by the Corporation or an affiliate by way of a loan, guarantee or otherwise;

(dd)	"Subsidiary" means with respect to any person, an entity which is controlled by such person; when used without reference to a particular person, "subsidiary" means a subsidiary of the Corporation;

(ee)	"Tax Act" means the Income Tax Act (Canada), including the regulations promulgated thereunder, each as amended from time to time, and any reference in the Plan to a provision of the Tax Act includes any successor provision thereto;

(ff)	"TFSA" means a trust governed by a tax-free savings account established under the Tax Act;

(gg)	"TFSA Account" means an account of a Participating Employee in the Group TFSA, if such Group TFSA is established, which tracks all of the Participating Employee's Personal Contributions and Employer Contributions made by or for the benefit of such Participating Employee to his or her account in the Group TFSA, and Shares purchased within such account;

(hh)	"TFSA Trustee" means such trust company as may from time to time be appointed by the Board to act as trustee for the Group TFSA, if such Group TFSA is established;

(ii)	"Trustee" means, as the context requires, the RRSP Trustee or the TFSA Trustee, as applicable;

(jj)	"Undisclosed Material Information" means any material information, as defined in the Insider Trading Policy that has not been publicly disseminated by the Corporation;

(kk)	"U.S. Taxpayer" means any Participating Employee who is subject to tax under the provisions of the United States Internal Revenue Code of 1986, as amended, in respect of their participation in this Plan; and

(ll)	"VWAP" means volume weighted average trading price.

3.            Shares Subject to the Plan

3.1	Shares shall be purchased from treasury by the Administrative Agent on behalf of and as agent of the Participating Employees in accordance with the terms of the Plan. The aggregate number of Shares reserved for issuance under the Plan and all other Share Compensation Arrangements of the Corporation shall not exceed 10% of the issued Shares outstanding from time to time.

3.2	No Shares shall be purchased on behalf of a Participating Employee under the Plan if such purchase could result in:

(a)	the issuance to Insiders under this Plan and all other Share Compensation Arrangements of the Corporation, within a one-year period, of a number of Shares exceeding 10% of the issued and outstanding Shares of the Corporation, from time to time;

(b)	at any time, Shares issuable to Insiders under this Plan and all other Share Compensation Arrangements of the Corporation, of a number exceeding 10% of the issued and outstanding Shares of the Corporation, from time to time;

(c)	the issuance to any one person under this Plan and all other Share Compensation Arrangements of the Corporation, within a one- year period, of a number of Shares exceeding 5% of the issued and outstanding Shares of the Corporation, from time to time;

(d)	such Participating Employee beneficially owning greater than 5% of the issued and outstanding Shares of the Corporation.

4.            Eligibility and Enrolment

4.1	Any Employee who has been employed by the Corporation and/or any Subsidiary on a continuous basis for not less than six consecutive months and who beneficially owns less than 5% of the issued and outstanding Shares may elect to participate in the Plan by signing and delivering to the Corporation an election to participate in the Plan, which election shall:

(a)	indicate the amount of the Employee's contribution to the Plan, in dollars or percentage of Earnings, and authorize the deduction of such amount from his or her Earnings and the transfer of such amount to the Administrative Agent to be used to purchase Shares on his or her behalf;

(b)	specify what portion of such Employee's contributions are to be allocated to his or her standard Personal Account or, if applicable RRSP Account or TFSA Account; and

(c)	contain the agreement of such Employee to be bound by the terms of the Plan.

4.2	A Participating Employee who is a Canadian resident for purposes of the Tax Act may elect for all or a portion of his or her Personal Contributions and Employer Contributions to be made to: (i) if the Corporation has established a Group RRSP, an RRSP Account within the Group RRSP, or (ii) if the Corporation has established a Group TFSA, and provided that the Participating Employee is not a U.S. Taxpayer, a TFSA Account within the Group TFSA, by filing with the Administrative Agent a completed application for an RRSP Account or a TFSA Account in the applicable form prescribed by the Corporation and indicating the portion of the Participating Employee's Personal Contributions or Employer Contributions to be allocated to his or her RRSP Account or TFSA Account, as applicable, with any such funds being treated, for purposes of the Tax Act, as a contribution to the RRSP or TFSA, as applicable. In the event that a Participating Employee wishes to transfer any Shares previously acquired with Personal Contributions or Employer Contributions pursuant to the Plan into an RRSP Account or TFSA Account, if any, he or she may do so by giving the applicable notice in the form prescribed by the Corporation and authorizing the Administrative Agent to transfer the specified number of Shares into the Group RRSP or Group TFSA, as applicable, which such transfer being treated, for the purposes of the Tax Act, as a contribution by such Participating Employee to such RRSP or TFSA.

4.3	Subject to the provisions of Article 9, all funds and Shares held by the Administrative Agent or Trustee, as applicable, pursuant to the Plan are held on behalf of the individual Participating Employees. Subject to the immediately following sentence, a Participating Employee shall be the beneficial owner of all Personal Contributions, Employer Contributions, and Shares purchased on his or her behalf. All Personal Contributions, Employer Contributions, and Shares held by the RRSP Trustee pursuant to the Group RRSP or by the TFSA Trustee pursuant to the Group TFSA, as applicable, are held in trust for the account of the respective individual RRSP Accounts or TFSA Accounts, as applicable, in the Group RRSP or Group TFSA, as applicable. Any Shares purchased with a Participating Employee's Personal Contributions or Employer Contributions made for the benefit of a Participating Employee to the Participating Employee's RRSP Account or the Participating Employee's TFSA Account, as applicable, are immediately vested in and become the property of such Participating Employee's RRSP or TFSA, as applicable, and shall be subject to the terms of the Group RRSP or Group TFSA, as applicable, and applicable law including the Tax Act.

4.4	For greater certainty, notwithstanding any provision of the Plan, the Corporation shall not be under any obligation to establish, or continue if already established, a Group RRSP or a Group TFSA. If such Group RRSP or Group TFSA is not in operation at the time a Participating Employee elects to participate pursuant to Section 4.1, all of such Participating Employee's Personal Contributions and Employer Contributions shall be made solely to his or her standard Personal Account which is not an RRSP or a TFSA.

4.5	By electing to participate through an RRSP Account or a TFSA Account, if applicable, a Participating Employee acknowledges that such accounts are subject to the provisions of the Tax Act, including, without limitation, contribution limits and rules relating to prohibited investments for an RRSP or TFSA. Each Participating Employee further acknowledges that participation through an RRSP Account or TFSA Account by a U.S. Taxpayer may have adverse tax implications in the United States. It is the sole responsibility of each Participating Employee to seek tax advice in their own circumstances, to ensure that he or she does not over-contribute (including, without limitation, by virtue of Personal Contributions and Employer Contributions), and that any investment therein, including in Shares, does not constitute a "prohibited investment" (within the meaning of the Tax Act) for, or give rise to an "advantage" (within the meaning of the Tax Act) to, the RRSP or TFSA, as applicable. None of the Corporation, any Subsidiary, the Administrative Agent or the Trustee shall be liable for any tax or other liability which may arise as a result of any Participating Employee's participation in an RRSP or TFSA, over-contribution to an RRSP or TFSA or acquisition of a prohibited investment in an RRSP Account or TFSA Account.

4.6	No Participating Employee is eligible to hold any part of the Shares acquired through Personal Contributions or Employer Contributions in a 401 (k) plan.

4.7	Employees of a Subsidiary of the Corporation may participate as Participating Employees in the Plan only if the Corporation has previously approved the inclusion of such Subsidiary's employees in the Plan, including any applicable cost-sharing arrangements or other arrangements to satisfy transfer pricing principles.

5.            Employee Contributions

5.1	In each Calendar Year, a Participating Employee may make a Personal Contribution to the Plan in an amount up to (but not exceeding) 10% of the Earnings received by such Employee from the Corporation and/or its Subsidiaries in the previous Calendar Year (or the annualized Earnings if the Participating Employee was not an Employee of the Corporation or its Subsidiaries for the entire previous Calendar Year). This specified rate of Personal Contribution filed by a Participating Employee at the time of election of participation in the Plan shall remain in effect until changed pursuant to Section 5.2.

5.2	Once making Personal Contributions to the Plan, a Participating Employee may change the amount of his or her Personal Contributions no more than twice annually by giving notice to the Corporation in the form prescribed by the Corporation. All requested changes in Personal Contributions will be effective as of the first Contribution Period occurring after notice is received provided the notice is received 15 days prior to the next Contribution Period. This notice may not be given at any time that a Participating Employee is aware of any Undisclosed Material Information at the time of such notice and may not be given during a Blackout Period if the Participating Employee is subject to the Insider Trading Policy.

5.3	Personal Contributions to the Plan will be made through payroll deductions. The Corporation shall provide the Administrative Agent with a file listing each Participating Employee's respective contributions.

5.4	A Participating Employee who participates in the Plan via an RRSP or TFSA may voluntarily elect to suspend participation in the Plan by providing instructions directing the Corporation to cease or cause to be ceased, the making of the Participating Employee's Personal Contributions for the remainder of a Calendar Year if and when the RRSP contribution maximum or TFSA contribution maximum, as applicable, is reached during a particular Calendar Year as follows:

(a)	Notice of such instructions must be received by the Corporation from the Participating Employee, in the form prescribed by the Corporation, at least 15 days prior to the next Contribution Period in which the instructions are to be applied.

(b)	The Participating Employee must confirm that he or she is not aware of any Undisclosed Material Information at the time of giving such instructions and such instructions may not be given during a Blackout Period. If such confirmation cannot be made, the Participating Employee shall be required to direct the Corporation to make all of the Participating Employee's Personal Contributions for the remainder of the Calendar Year to the Participating Employee's Personal Account.

Instructions given pursuant to this section will apply until the Participating Employee provides notice to the Corporation that he or she wishes to revoke such instructions. Under this suspension arrangement, Participating Employees will be responsible for notifying the Administrative Agent they wish to resume contributions in the following Calendar Year by giving notice in the form prescribed by the Corporation.

5.5	A Participating Employee may voluntarily suspend his or her Personal Contributions at any time that they wish to temporarily cease participating in the Plan, no more than twice annually, by giving notice in the form prescribed by the Corporation, to the Corporation. This notice will be effective as of the next Contribution Period following the date of notice, provided notice is given 15 days prior to the commencement of the next Contribution Period. This notice may not be given at any time that a Participating Employee is aware of any Undisclosed Material Information at the time of such notice and may not be given during a Blackout Period if the Participating Employee is subject to the Insider Trading Policy.

5.6	A Participating Employee who voluntarily suspends his or her Personal Contributions pursuant to Section 5.5 above, may resume his or her Personal Contributions by giving notice in the form prescribed by the Corporation, to the Corporation. Participating Employees will be eligible to resume making Personal Contributions effective as of the first Contribution Period provided that a Participating Employee provides at least 15 days prior notice to the Corporation of their intention to resume making Personal Contributions. The Participating Employee must confirm that he or she is not aware of any Undisclosed Material Information at the time of giving such notice and if the Participating Employee is, subject to the Insider Trading Policy, such notice may not be given during a Blackout Period.

5.7	During any period of suspension, Personal Contributions shall not be accumulated or carried forward for later payment. A Participating Employee shall continue to be a member of the Plan, the Group RRSP and the Group TFSA, as applicable, for all purposes other than the making of Personal Contributions until that Participating Employee resumes his or her Personal Contributions pursuant to Sections 5.4 or 5.6, is terminated from the Plan pursuant to Article 12 or terminates his or her participation in the Plan pursuant to Article 13.

5.8	For greater certainty, notwithstanding anything else in this Plan, at the time of providing any notice or instructions that will initiate or change Personal Contribution amounts pursuant to this Article 5, a Participating Employee must confirm that he or she is not aware of any Undisclosed Material Information at the time of giving such instructions and such instructions may not be given during a Blackout Period if such Employee is subject to the Insider Trading Policy.

6.            Accounts

6.1	The Corporation may, at its sole discretion, establish for the purposes of the Plan, a Group RRSP and/or a Group TFSA, on a registered basis pursuant to the Tax Act. At all times that the Shares are Qualified Investments, investments of the Group RRSP, if established, or the Group TFSA, if established, shall be restricted to Shares. If, at any time, the Shares are not Qualified Investments, the Trustee may make investments with funds in the Group RRSP, if established, or the Group TFSA, if established, as applicable, in any manner permitted by applicable law.

6.2	The Administrative Agent shall establish, as applicable, a standard Personal Account, an RRSP Account and a TFSA Account for each Participating Employee and shall record in each standard Personal Account, RRSP Account and TFSA Account, as applicable, the amount of all Personal Contributions made by the Participating Employee and all Employer Contributions made on behalf of the Participating Employee, the number of Shares purchased for the standard Personal Account, RRSP Account and TFSA Account, with Personal Contributions, the number of Employee Shares purchased with Employer Contributions and the amount of any Employee-related expenses allocated to such standard Personal Account, RRSP Account and TFSA Account, as applicable.

6.3	Employee Shares will be posted to a Participating Employee's account on a full and fractional share basis. Notwithstanding the foregoing, when a Participating Employee withdraws Employee Shares from his or her Personal Account, RRSP Account or TFSA Account, no fractional Employee Shares shall be distributed by the Administrative Agent or Trustee, as applicable, to such Participating Employee and such Participating Employee shall receive cash in lieu of such fractional Employee Share, if any.

6.4	The Administrative Agent will provide monthly reconciliation reports and/or online access to plan records to the Corporation which provide details of the holdings and activity in each Participating Employee's Personal Account, as well as the total number of Participating Employees, total Plan holdings, and other regular summary detail as may reasonably be required by the Corporation and agreed to by the Administrative Agent.

6.5	As promptly as practicable after the end of each month, the Administrative Agent will mail or deliver a statement to each Participating Employee setting out the accounts of such Participating Employee as of the end of such month.

6.6	A Participating Employee may make withdrawals of Employee Shares from his or her Personal Account, RRSP Account and TFSA Account, as applicable, only as set out in this Article 6.

6.7	Subject to applicable holding periods required by Article 9, a Participating Employee may, in accordance with Section 6.8, request that all or a portion of the Employee Shares in that Participating Employee's standard Personal Account, RRSP Account and TFSA Account, as applicable, that were purchased from a Participating Employee's Personal Contributions and/or Participating Employee's Employer Contributions be transferred to his or her name, or an external account in his or her name, or be sold or, where the Participating Employee holds Shares in the Group RRSP, if established, or the Group TFSA, if established, as applicable, that all or a portion of the Employee Shares in that Participating Employee's RRSP or TFSA, as applicable, be transferred to, be sold and the proceeds transferred to another RRSP or TFSA, as applicable, in the Participating Employee's name, or be sold and the proceeds, net of withholding tax, be remitted to the Participating Employee. Any fractional Employee Shares credited to the Participating Employee's Personal Account, RRSP Account or TFSA Account, as applicable, shall be disregarded on any sale or transfer and the Participating Employee shall be entitled to receive the cash equivalent thereof. All such withdrawals from an RRSP Account or TFSA Account, if any, shall be reported by the RRSP Trustee or TFSA Trustee, as applicable, as a distribution from an RRSP or TFSA, as applicable.

6.8	A Participating Employee shall give the Administrative Agent or Trustee, as the case may be, notice in the form prescribed by the Corporation of any instructions for sale or transfer of Employee Shares pursuant to Section 6.7. The Participating Employee must confirm that he or she is not aware of any Undisclosed Material Information at the time of giving such notice and such notice may not be given during a Blackout Period.

6.9	Upon receiving such notice from the Participating Employee, the Administrative Agent shall sell the specified number of Employee Shares and or transfer them to the other designated RRSP or TFSA, as applicable, as soon as practicable. The net proceeds of any sale (net of any applicable withholding taxes) will be transferred as soon as practicable to the Participating Employee or such personal bank or brokerage account as the Participating Employee may designate.

7.            Employer Contributions

7.1	The Corporation or the applicable Subsidiary will make Employer Contributions to the Plan as follows:

(a)	where a Participating Employee has made a Personal Contribution, an Employer Contribution for the benefit of that Participating Employee shall be made in an amount equal to 15% of the Participating Employee's Personal Contribution during the relevant Contribution Period.

7.2	Employer Contributions referred to in Subsection 7.1(a) will be made every Contribution Period as follows:

(a)	All Employer Contributions shall constitute a payment of salary to the applicable Participating Employee and transferred to the Administrative Agent at the direction of such Participating Employee;

(b)	Employer Contributions made with regard to Personal Contributions to the Participating Employee's RRSP Account, if any, will be allocated to the Participating Employee's RRSP Account;

(c)	Employer Contributions made with regard to Personal Contributions to the Participating Employee's TFSA Account, if any, will be allocated to the Participating Employee's TFSA Account; and

(d)	Employer Contributions not made to the Participating Employee's RRSP Account or TFSA Account will be allocated to the non-RRSP and non-TFSA component of the Participating Employee's Personal Account.

7.3	It is a term and condition of the Corporation (or any Subsidiary making the Employer Contributions, as the case may be) that the Employer Contributions shall, except for purposes of the Tax Act, not be considered as salary compensation paid to an Employee for the purposes of calculating salary in lieu of notice upon termination of employment of an Employee. For greater certainty, the Employer Contributions will be treated as a taxable benefit for Employees pursuant to applicable income tax rules.

8.            Acquisition of Shares; Necessary Approvals; Withholding Taxes

8.1	On the last day of each Contribution Period, the Corporation or the applicable Subsidiary shall deposit with the Administrative Agent the amount of all Personal Contributions and all Employer Contributions for that period, and shall advise the Administrative Agent of the Personal Contributions received from each Participating Employee and the amount of Employer Contributions made on behalf of each Participating Employee.

8.2	Upon receipt of the funds and the information outlined in Section 8.1, the Administrative Agent shall record in each Participating Employee's Personal Account, RRSP Account and TFSA Account, as applicable, the amount of that Participating Employee's Personal Contributions and the amount of any Employer Contributions made on behalf of that Participating Employee.

8.3	As soon as practicable after the receipt of the Personal Contributions and Employer Contributions described in Section 8.1, the Administrative Agent, on behalf of each Participating Employee, shall subscribe for and purchase from the Corporation at Market Price such whole number of Shares as may be purchased with the aggregate amount of the Employee Contributions and the Employer Contributions , as well as all cash dividends paid on the Employee Shares held on record by the Administrative Agent, or Trustee, as the case may be, on behalf of such Participating Employee, with each such date of subscription being a "Purchase Date"). Each Participating Employee shall thereupon acquire ownership (either directly or through an RRSP Account or TFSA Account, as applicable) in the Shares purchased by the Administrative Agent in proportion to his or her Personal Contributions and Employer Contributions made on his or her behalf during the preceding Contribution Period. The Administrative Agent shall allocate the Employee Shares purchased on each Purchase Date on behalf of the Participating Employees, on a full and fractional Share basis, as appropriate, to the Personal Account, RRSP Account and TFSA Account, if applicable, of each Participating Employee in proportion to the Personal Contributions and Employer Contributions made on behalf of that Participating Employee.

8.4	The obligation of the Corporation to issue and deliver any Shares in accordance with this Plan shall be subject to any necessary approval of any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation, including the Exchange. If any Shares cannot be issued to any Participating Employee for whatever reason, then the obligation of the Corporation to issue such Shares shall terminate and any Personal Contributions and Employer Contributions held in trust for a Participating Employee shall be returned to the Participating Employee without interest.

8.5	The tax ramifications for Participating Employees participating in this Plan will depend on a number of factors. Participating Employees should note that income tax laws are subject to change and such changes may affect the tax treatment of this Plan and the Participating Employee's individual tax treatment. Participating Employees should consult their tax advisors to determine their individual tax treatment in connection with their participation in this Plan. The Corporation or any applicable Subsidiary may withhold appropriate income taxes and other required withholdings on the basis of each Participating Employee's actual salary and Shares issued under this Plan.

9.            Hold Period

9.1	The Board may make any Shares issued to Participating Employees under this Plan subject to any hold period as deemed appropriate or as required under applicable securities laws.

9.2	The Shares issuable under this Plan shall only be issued where: (i) an exemption is available from the prospectus requirement to a distribution pursuant to section 2.24 of NI 45-106, and (ii) the Participating Employee establishes that the conditions in subsection 2.6(3) of National Instrument 45-102 – Prospectus Exempt Distributions are satisfied.

10.         Shares;

10.1	Shares purchased by the Administrative Agent under this Plan shall be registered in the name of the Administrative Agent or Trustee, as the case may be, or such other name as the Administrative Agent or Trustee, as the case may be, determines, and held on behalf of the respective Participating Employees.

10.2	The Corporation makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of this Plan.

10.3	If the Corporation becomes aware that the Shares do not constitute Qualified Investments, it shall contact the Administrative Agent and Trustees immediately and advise the Administrative Agent and Trustees not to acquire Shares for RRSP Accounts or TFSA Accounts, if any.

11.          Dividends; Offers to Purchase; Changes

11.1	The Administrative Agent or Trustee shall reinvest all cash dividends and other cash distributions received by it in respect of the Employee Shares held by it on behalf of any Participating Employee and purchase additional Shares at the next Purchase Date after receiving same.

11.2	For so long as the Administrative Agent or the Trustee, as applicable, is the registered holder of any Employee Shares, then:

(a)	in the event that, at any time, an offer to purchase is made to all holders of the Shares, notice of such offer shall be given by the Administrative Agent to each Participating Employee and, notwithstanding the provisions of Section 9.1, any Employee Shares which are still subject to a hold period shall be deemed to be no longer subject to a hold period to the extent necessary to enable a Participating Employee to tender his or her Employee Shares should he or she so desire;

(b)	in the event that the Shares are subdivided, consolidated, converted or reclassified by the Corporation, or any action of a similar nature affecting the Shares shall be taken by the Corporation, then the Employee Shares held by the Administrative Agent or the Trustee, as applicable, for the benefit of Participating Employees shall be appropriately adjusted; and

(c)	the Administrative Agent or the Trustee, as applicable, shall vote the Employee Shares held on behalf of each Participating Employee at every such meeting in such manner as each such Participating Employee, or his or her legal representative, shall have previously directed, and in default of any such direction the Administrative Agent or the Trustee, as applicable, shall refrain from voting. The Administrative Agent or the Trustee, as applicable, may and will, if so required by any Participating Employee, or his or her legal representative, execute all proxies necessary or proper to enable the Participating Employee, or his or her proxy, to attend and vote the Employee Shares held by the Administrative Agent or the Trustee, as applicable, on behalf of such Participating Employee at any such meeting.

11.3	All warrants, options, rights, or spin-off shares received by the Administrative Agent on any Shares held pursuant to the Plan shall be sold by the Administrative Agent on behalf of the Participating Employees and, if and as applicable, the Group RRSP and Group TFSA. The proceeds from the sale of any options, rights or warrants and any dividends received by the Administrative Agent for Shares held pursuant to the Plan shall be used to purchase additional Shares which shall be allocated to the Participating Employee's Personal Account, RRSP Account and TFSA Account, as applicable, in proportion to the number of Shares held on behalf of the Participating Employees by the Administrative Agent before the payment of the dividend or the issue of warrants, options or rights.

12.          Termination of Participation

12.1	A Participating Employee's participation in the Plan shall terminate immediately on the first to occur of the following events, unless otherwise specified below:

(a)	the Participating Employee becomes totally and permanently disabled, unless he or she makes alternative arrangements with the Corporation for remittance of Personal Contributions;

(b)	the Participating Employee retires from employment with the Corporation or applicable Subsidiary;

(c)	the Participating Employee dies;

(d)	the Participating Employee's employment with the Corporation or applicable Subsidiary is terminated. A Participating Employee's employment will be considered to have terminated on the last day of his or her actual and active employment, whether such day is selected by agreement with the individual or unilaterally by the Corporation or the Subsidiary. For the avoidance of doubt, no period of notice that is or ought to have been given under applicable law in respect of such termination of employment shall be considered for such purpose;

(e)	the Participating Employee has been placed on layoff and all recall rights or opportunities have been exhausted; or

(f)	the Plan is terminated.

12.2	A Participating Employee whose participation in the Plan has been terminated as provided in Section 12.1 (or his or her executors or administrators, as the case may be) may complete a notice in the form prescribed by the Corporation and file it with the Administrative Agent within 90 days after termination of the Participating Employee's participation in the Plan requesting that one or more of the following occur:

(a)	all or a portion of the Employee Shares in his or her Personal Account be transferred to his or her name or an external account in his or her name;

(b)	all or a portion of the Employee Shares be sold and the net proceeds distributed to the Participating Employee or an external account in his or her name;

(c)	if the Participating Employee's Shares are held in an RRSP Account, to the extent permitted by law, all or a portion of the Employee Shares be transferred to another RRSP in the Participating Employee's name, or that all or a portion of the Employee Shares be withdrawn from the RRSP and distributed to such Participating Employee (with any such withdrawal being reported by the RRSP Trustee as a distribution from the RRSP for purposes of the Tax Act); and/or

(d)	if the Participating Employee's Shares are held in a TFSA Account, to the extent permitted by law, all or a portion of the Employee Shares be transferred to another TFSA in the Participating Employee's name, or that all or a portion of the Employee Shares be withdrawn from the TFSA and distributed to such Participating Employee (with any such withdrawal being reported by the TFSA Trustee as a distribution from the TFSA for purposes of the Tax Act);

provided that the Participating Employee (or his or her executors or administrators, as the case may be) confirms that he or she is not aware of any Undisclosed Material Information and there is no Blackout Period at the time of giving such notice.

12.3	In relation to some or all of the Employee Shares held by the Participating Employee as at the date the Participating Employee's participation in the Plan is terminated, as provided in Section 12.1, if no notice is filed within 90 days after such date, the Participating Employee (or his or her executors or administrators, as the case may be) shall be deemed to have elected to:

(a)	request that the Employee Shares in his or her Personal Account be sold and the net proceeds distributed to the Participating Employee or an external account in his or her name;

(b)	request that the Employee Shares held in an RRSP Account be sold and the net proceeds (net of any applicable withholding taxes) be distributed to the Participating Employee, or his or her estate, as applicable, as provided in Section 6.9; and

(c)	request that the Employee Shares held in a TFSA Account be sold and the net proceeds be distributed to the Participating Employee, or his or her estate, as applicable, as provided in Section 6.9.

12.4	After receiving any such notice as contemplated within this Article 12, the Administrative Agent shall make the necessary arrangements for the sale of the Employee Shares, or the issuance and delivery of the appropriate certificate representing the Employee Shares to such terminating Participating Employee or other RRSP or TFSA, as applicable, as soon as practicable thereafter. The Administrative Agent will forward the net proceeds from the sale of the Employee Shares of a terminating Participating Employee as soon as practicable following the receipt of any notice by the terminating Participating Employee or the Corporation (or applicable Subsidiary), as applicable. Any fractional Shares credited to the Participating Employee's Personal Account, RRSP Account or TFSA Account, of applicable, shall be disregarded on any sale or transfer and the Participating Employee shall be entitled to receive the cash equivalent thereof.

Any distribution from any RRSP Account or TFSA Account shall be reported by the RRSP Trustee or TFSA Trustee, as applicable, as a withdrawal for tax purposes.

The former Participating Employee will be responsible for paying any fees and expenses, as applicable, related to any transaction expenses, brokerage fees, administration fees and applicable taxes incurred on behalf of the former Participating Employee pursuant to Section 12.3.

13.          Termination by a Participating Employee

13.1	Once a Participating Employee has temporarily ceased participating in the Plan as provided in Section 5.5, the Participating Employee may terminate his or her participation in the Plan by requesting that one or more of the following occur:

(a)	all of the Employee Shares in his or her Personal Account be transferred to his or her name or an external account in his or her name;

(b)	all of the Employee Shares in his or her Personal Account be sold and the net proceeds distributed to the Participating Employee or an external account in his or her name, provided that the Participating Employee confirms that he or she is not aware of any Undisclosed Material Information at the time of giving such notice and such notice may only be given outside of a Blackout Period;

(c)	if the Participating Employee's Shares are held in an RRSP Account, then to the extent permitted by law, all of the Employee Shares be transferred to another RRSP in the Participating Employee's name or that all or a portion of the Employee Shares be withdrawn from the RRSP and distributed to such Participating Employee (with any such withdrawal being reported by the RRSP Trustee as a distribution from the RRSP for purposes of the Tax Act); and/or

(d)	if the Participating Employee's Shares are held in a TFSA Account, then to the extent permitted by law, all of the Employee Shares be transferred to another TFSA in the Participating Employee's name, or that all or a portion of the Employee Shares be withdrawn from the TFSA and distributed to such Participating Employee (with any such withdrawal being reported by the TFSA Trustee as a distribution from the TFSA for purposes of the Tax Act).

13.2	If, at the end of any Calendar Year, a Participating Employee has not contributed to his or her Personal Account, RRSP Account or TFSA Account, as applicable, during such Calendar Year, the Corporation may elect to give written notice requiring that Participating Employee to terminate his or her participation in the Plan and withdraw, subject to Article 9, all of the funds and Employee Shares in his or her Personal Account, RRSP Account and TFSA Account, as applicable, in the manner set forth in Section 13.1. If no election under Section 13.1 is made by the Participating Employee within a period of 90 days after notice from the Corporation, the Participating Employee shall be deemed to have elected to:

(a)	request that the Employee Shares in his or her Personal Account be sold and the net proceeds distributed to the Participating Employee or an external account in his or her name;

(b)	if the Participating Employee's Shares are held in an RRSP Account, have all of his or her Employee Shares be sold and the net proceeds (less applicable withholding taxes) be distributed to the Participating Employee or his or her estate, as applicable; and

(c)	if the Participating Employee's Shares are held in a TFSA Account, have all of his or her Employee Shares be sold and the net proceeds be distributed to the Participating Employee (less applicable withholding taxes) or his or her estate, as applicable.

13.3	After receiving any such notice as contemplated within this Article 13, the Administrative Agent shall make the necessary arrangements for the sale of the Participating Employee's Shares, or the issuance and delivery of the appropriate certificate representing the Employee Shares to such terminating Participating Employee or other RRSP or TFSA, if applicable, as soon as practicable thereafter. The Administrative Agent will forward the net proceeds from the sale of the Employee Shares of a terminating Participating Employee as soon as practicable following the receipt of any notice by the terminating Participating Employee or the Corporation, as applicable. Any fractional Employee Shares credited to the Participating Employee's Personal Account or RRSP Account or TFSA Account, if applicable, shall be disregarded on any sale or transfer and the Participating Employee shall be entitled to receive the cash equivalent thereof.

13.4	Any Participating Employee who has terminated his or her participation in the Plan under Section 13.1 or is deemed to have terminated his or her participation in the Plan under Section 13.2, shall not be permitted to enroll and become a Participating Employee in the Plan or entitled to make Personal Contributions again until a period of six calendar months has elapsed since his or her termination or deemed termination.

14.          Amendment of Plan and Termination of Plan

14.1	The Board may amend, alter or discontinue this Plan at any time, provided that shareholder approval will be required for amendments to: (i) remove or exceed the limits in this Plan on participation by Insiders of the Corporation; (ii) increase the maximum number of securities issuable, either as a fixed number or a fixed percentage of the Corporation's outstanding capital represented by such securities; or (iii) amend an amending provision within this Plan.

14.2	Notwithstanding subsection 14.1 but subject to the requirements of the Exchange and with the consent of the Administrative Agent, no shareholder approval will be required for (i) amendments to this Plan of a "housekeeping nature"; (ii) changes to the hold period provisions; or (iii) any other amendment to this Plan which is approved by the Exchange on a basis which does not require shareholder approval to be obtained, but no amendment of this Plan, or any termination of this Plan pursuant to this subsection 14.2, shall divest any Participating Employee of his or her entitlement to his or her Personal Contributions, Employer Contributions, Employee Shares and any certificates or monies held by the Administrative Agent or Trustee on behalf of such Participating Employee without the prior written consent of the Participating Employee.

14.3	The Board may terminate the Plan at any time, provided that the Personal Contributions, Employer Contributions, Employee Shares and any certificates or monies held by the Administrative Agent on behalf of the Participating Employees shall be transferred and delivered to such Participating Employees forthwith.

15.         Taxes and Fees

15.1	The Participating Employee shall be responsible for paying all income taxes and other taxes applicable to Personal Contributions, Employer Contributions and to transactions involving the Employee Shares held by the Administrative Agent or Trustee on his or her behalf, including, without limitation, any taxes payable in respect of:

(a)	Personal Contributions made by the Participating Employee;

(b)	Employer Contributions made on behalf of the Participating Employee;

(c)	the transfer of Employee Shares to the Participating Employee or a person designated by the Participating Employee, including transfers to or from an RRSP Account or TFSA Account, if applicable;

(d)	the sale or other disposition of Employee Shares of the Participating Employee; and

(e)	dividends paid on the Employee Shares.

For greater clarification, the Corporation or any applicable Subsidiary will be responsible for reporting the taxable benefit arising from the Employer Contributions on Participating Employees' T4 slips (or other forms, as required, outside of Canada) and deducting the appropriate withholding taxes in respect of Personal Contributions and Employer Contributions from Participating Employees' Earnings.

15.2	Each of the Corporation, its Subsidiaries, the Administrative Agent and the Trustee is authorized to deduct from any amounts payable to, or in respect of, a Participating Employee, any amounts which are required to be withheld on account of taxes, and all such amounts shall be remitted to the appropriate government authority in accordance with the Tax Act and other applicable federal, provincial, territorial and state legislation. None of the Corporation, its Subsidiaries, the Trustee and the Administrative Agent: (a) assumes any responsibility for any income tax or other tax consequences for the Participating Employees in the Plan; or (b) shall provide any tax advice to any Participating Employee. Each Participating Employee is expected to consult his or her own professional advisors in this regard.

15.3	The Participating Employee or the Participating Employee's designate, as applicable, will be responsible for paying any and all brokerage commissions and share sale processing fees on all Share sales initiated by, or deemed to be initiated by, the Participating Employee.

15.4	As soon as practicable after the end of the relevant period, the RRSP Trustee or Administrative Agent, as applicable, will issue to each Participating Employee with respect to RRSP contributions, as applicable, receipts reporting the total amount of contributions or withdrawals to or from the Participating Employee's RRSP Account.

16.         General

16.1	The Corporation shall have full power and authority to interpret and administer the Plan, including the power to appoint any person or persons to carry out its provisions in conformity with the objectives of the Plan and under such rules as the Corporation may from time to time establish. Decisions of the Corporation shall be final and binding upon any Subsidiary, Employees, Participating Employees, and their executors and administrators.

16.2	The Plan is a voluntary program on the part of the Corporation and its Subsidiaries and does not constitute an inducement to or condition of the employment of any Participating Employee.

16.3	Upon electing to participate in the Plan, each Participating Employee shall acknowledge his or her obligation to comply with applicable securities legislation in respect of any trade of Shares on behalf of such Participating Employee under the Plan. Without limiting the generality of the foregoing, each Participating Employee shall be obligated to forthwith instruct the Administrative Agent that the Administrative Agent shall not trade Shares pursuant to the Plan on behalf of such Participating Employee in the event that such Participating Employee is in receipt of material information concerning the Corporation that has not been previously disclosed.

16.4	Nothing in the Plan shall confer upon any Participating Employee any right to continue in the employ of the Corporation or its Subsidiaries or affect in any way the right of the Corporation or any such Subsidiary to terminate his or her employment at any time; nor shall anything in the Plan be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any such Subsidiary to extend the employment of any Participating Employee beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or its Subsidiaries or any present or future retirement policy of the Corporation or its Subsidiaries, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or its Subsidiaries.

16.5	The Administrative Agent shall be entitled to rely on a certificate of the Secretary of the Corporation, under the seal of the Corporation, as to any of the following matters:

(a)	whether the employment of a Participating Employee with the Corporation or applicable Subsidiary has terminated; and

(b)	the date of death of any Participating Employee.

16.6	The Board may by resolution make, amend and repeal at any time and from time to time such regulations not inconsistent herewith as it may deem necessary or advisable for the issuance of Shares under the Plan and generally for the proper administration and operation of the Plan. All of the powers exercisable under this Plan by the Board may, to the extent permitted by applicable law and as determined by a resolution of the Board, be exercised by a committee of the Board comprised of not less than three (3) Directors, including any compensation committee of the Board.

16.7	The directors and/or officers of the Corporation are hereby authorized to sign and execute all instruments and documents and do all things necessary or desirable for carrying out the provisions of the Plan, including the allotment and issuance of Shares under the Plan.

16.8	Nothing contained herein shall restrict or limit or be deemed to restrict or limit the rights or powers of the Board in connection with any allotment and issuance of Shares that are not allotted and issued hereunder.

16.9	All fees and expenses of the Administrative Agent or the Trustees will be paid by the Corporation or applicable Subsidiary. Participating Employees will be responsible for any withdrawal fees and brokerage commissions on sales.

16.10	The Plan is governed by and will be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

16.11	The Plan shall enure to the benefit of and be binding upon the Corporation, its successors and assigns. The interest hereunder of any Participating Employee shall enure to the benefit of and be binding upon such Participating Employee, his or her legal representatives. All rights of participation in the Plan are personal and no assignment or transfer of any interest in the Employee Shares held by the Administrative Agent or Trustee under the Plan will be permitted or recognized, except as expressly set out elsewhere in this Plan.

16.12	Wherever the singular or masculine are used herein, the same will be construed as meaning the plural or feminine when the context so requires.

16.13	This Plan was adopted by the Board on May 14, 2021.